Exhibit 5.1

March 8, 2022

Inseego Corp.

9710 Scranton Road

Suite 200

San Diego, CA 92121

Re:	Post-Effective Amendment to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Inseego Corp., a Delaware corporation (the “Company”), in connection with the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Post-Effective Amendment to the Registration Statement on Form S-3 (File No. 333-239728) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), including a base prospectus set forth therein (the “Base Prospectus”), relating to the resale under the Act by certain selling securityholders (the “Selling Securityholders”) of (i) $80,000,000 aggregate principal amount of the 3.25% convertible senior notes due 2025 (the “Debt Securities”) issued pursuant to a base indenture, the form of which is attached as Exhibit 4.2 to the Registration Statement, by and between the Company and Wilmington Trust, National Association (the “Trustee”) (the “Base Indenture”), and the first supplemental indenture to the Base Indenture, the form of which is attached as Exhibit 4.3 to the Registration Statement (the “Supplemental Indenture” and together with the Base Indenture, the “Indentures”) between the Company, as issuer, the Trustee, and (ii) shares of the Company’s common stock, par value $0.001 per share, issuable upon conversion of the Debt Securities (the “Common Stock”). The Debt Securities and Common Stock are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act. The Registration Statement provides that the Securities may be offered from time to time in amounts, at prices and on terms to be set forth in one or more supplements to the Base Prospectus (each, a “Prospectus Supplement”).

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Base Prospectus, or any Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Securities.

As such counsel and for purposes of our opinions set forth herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company and corporate records furnished to us by the Company, including, without limitation:

(i)	the Registration Statement;

(ii)	the Base Prospectus;

Inseego Corp.

March 8, 2022

(iii)	the Company’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware, as amended from time to time (the “Certificate of Incorporation”);

(iv)	the Company’s Amended and Restated Bylaws (the “Bylaws”);

(v)	the Base Indenture;

(vi)	the Supplemental Indenture;

(vii)	the resolutions adopted by unanimous written consent of the Board of Directors of the Company on April 28, 2020 and January 25, 2021, certified by an officer of the Company as of the date hereof;

(viii)	a certificate of the Secretary of State of the State of Delaware as to the formation and good standing of the Company under the laws of the State of Delaware as of March 1, 2022; and

(ix)	a certificate of the Secretary of State of the State of Delaware as to the formation and good standing of the Company under the laws of the State of Delaware as of March 8, 2022 (the "Bring-down Good Standing Certificate").

In addition to the foregoing, we have reviewed certificates of public officials, statutes, records and such other instruments and documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth in this opinion letter.

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (viii) that there has not been nor will there be any change in the good standing status of the Company from that reported in the Bring-down Good Standing Certificate; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel.

Inseego Corp.

March 8, 2022

With your consent, we have assumed that (i) each of the Debt Securities, the Indentures and any related supplemental indenture, term sheet or certificate establishing the terms thereof, and any purchase, underwriting, sales agreement or similar agreement (collectively, the “Documents”) will be governed by the internal laws of the State of New York and that the choice of law is legally enforceable, (ii) the Documents (other than the Indentures) will contain all provisions required under the laws of the State of Delaware in respect of contracts for the sale of securities issued by a Delaware corporation, (iii) each of the Documents will be duly authorized, executed and delivered by the parties thereto, and (iv)  each of the Documents will constitute valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their respective terms.

We also have assumed that none of (i) the execution, delivery or performance of any of the Documents, (ii) the terms of any of the Securities to be established after the date hereof, (iii) the issuance or delivery of such Securities, or (iv) the compliance by the Company with the terms of such Securities will (a) violate any applicable law, rule or regulation to which the Company is then subject or the Certificate of Incorporation, or the Bylaws, as amended, then in effect, (b) result in a breach of or default under any instrument or agreement then binding upon the Company or any of its properties, or (c) violate, or cause the Company not to comply with, any consent, approval, license, authorization, restriction or requirement imposed by, or any filing, recording or registration with, any court or governmental body having jurisdiction over the Company.

We have further assumed that (i) the Registration Statement and any amendments thereto will be effective under the Act (and such effectiveness shall not have been terminated or rescinded) and comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement, the Base Prospectus and any Prospectus Supplement, as applicable; (ii) an appropriate Prospectus Supplement relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement, the Base Prospectus and such Prospectus Supplement; (iii) the terms of the Securities will conform to the descriptions thereof in the Registration Statement, the Base Prospectus and any Prospectus Supplement, as applicable, and the corporate action of the Company authorizing the issuance and sale of such Securities; (iv) all Securities will be issued and sold in compliance with the applicable provisions of the Act, the Trust Indenture Act of 1939, if applicable, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement, the Base Prospectus and any Prospectus Supplement, as applicable; (v) the Indentures, any supplemental indentures and the Trustee will have been qualified pursuant to the Trust Indenture Act of 1939 at the time the Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission) as contemplated by the Registration Statement; and (vi) the number of shares of Common Stock offered pursuant to the Registration Statement, the Base Prospectus and any Prospectus Supplement, as applicable, or, in the case of Debt Securities issuable upon conversion of such Securities, does not exceed, at the time of issuance of such Securities, the authorized but unissued shares of Common Stock.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, it is our opinion that, as of the date hereof:

1.             With respect to any series of Debt Securities to be offered and sold by Selling Securityholders pursuant to the Registration Statement, when (a) the applicable Indentures and any supplemental indentures have been duly authorized, executed and delivered by the Company and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended, (b) the specific terms of a particular series of Debt Securities have been duly established in accordance with such Indentures and applicable law, (c) such Debt Securities have been duly authorized by all necessary corporate action of the Company, duly authenticated by the Trustee and duly executed, issued and delivered against payment of the consideration therefor in accordance with such Indenture and any applicable purchase, underwriting, sales or similar agreement and as contemplated by the Registration Statement, Base Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (d) if such Debt Securities are convertible into shares of Common Stock, such shares of Common Stock have been duly authorized and reserved for issuance by all necessary corporate action of the Company and in accordance with the applicable Indenture, such Debt Securities will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

Inseego Corp.

March 8, 2022

2.             With respect to any shares of Common Stock to be offered and sold by Selling Securityholders pursuant to the Registration Statement (including any shares of Common Stock duly issued upon the exchange, exercise or conversion of Securities that are exchangeable or exercisable for, or convertible into, Common Stock), when (a) the issuance of such shares of Common Stock has been duly authorized by all necessary corporate action of the Company and (b) such shares of Common Stock have been duly issued and delivered against payment of the consideration therefor (not less than the par value of the Common Stock) as contemplated by the Registration Statement, Base Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

The opinions expressed herein are subject to the following exceptions, qualifications and limitations:

A. They are limited by the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law and principles affecting creditors’ rights generally, including without limitation fraudulent transfer or fraudulent conveyance laws and (ii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law. In addition, we express no opinion as to the validity, binding effect or enforceability of any provision of the Indentures relating to the separability of provisions of the Indentures.

B. With reference to, but without limiting in any way, qualification (A) above: provisions regarding the recovery of attorneys’ fees for a person who is not the prevailing party in a final proceeding, provisions imposing a payment obligation with respect to the Company’s obligations and provisions whereby a party purports to ratify acts in advance of the occurrence of such acts, are or may be unenforceable in whole or in part under applicable law.

C. No opinion is expressed herein with respect to (i) the validity, binding effect or enforceability of any provision of the Securities that requires a person or entity to cause another person or entity to take or refrain from taking action under circumstances in which such person or entity does not control such other person or entity, (ii) the validity, binding effect or enforceability of any provision of the Securities insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes, other than (a) the enforceability by a New York State court under New York General Obligations Law Section 5-1401 of the choice of New York State law as the governing law of the Securities (subject, however, to the extent limited by the Constitution of the United States and by Section 1-301 of the New York Uniform Commercial Code), and (b) the enforceability by a New York State court under New York General Obligations Law Section 5-1402 of New York State courts as a non-exclusive forum for the adjudication of disputes with respect to the Securities, and (iii) the acceptance by a Federal court located in the State of New York of jurisdiction in a dispute arising under the Securities.

Inseego Corp.

March 8, 2022

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than with respect to any shares of Common Stock, the General Corporation Law of the State of Delaware and, with respect to the Debt Securities, the internal laws of the State of New York, in each case as in effect on the date hereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the Registration Statement. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Base Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP